EXHIBIT 10.2

This Amendment Agreement (the “Agreement”), dated as of August 31, 2007, is by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”) and the investors signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, pursuant to an agreement dated February 27, 2007 among the Company and the investors signatory thereto (the “Conversion Agreement”), certain holders of the Company’s Secured Convertible Debentures issued pursuant to that certain securities purchase agreement dated September 29, 2006 (the “September Debentures”), agreed to convert a portion of their September Debentures pursuant to the terms thereof;

WHEREAS, the Purchasers and the Company desire to amend the Conversion Agreement in accordance with the terms hereof;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Conversion Agreement.

ARTICLE II

AMENDMENTS AND OTHER AGREEMENTS

Section 2.1 Amendment to Section 2.1 of the Conversion Agreement. Section 2.1 of the Conversion Agreement is hereby deleted in its entirety and replaced with the following:

“Conversion of Debentures Each Purchaser hereby agrees, severally and not jointly with the other Purchasers, to convert a portion of the original principal amount of such Purchaser’s September Debenture, in the individual amounts set forth on Schedule 2.1 attached hereto, over a nine month period, commencing on the date hereof and ending on November 30, 2007 (the “Conversion Period”), otherwise in accordance with the terms of the September Debentures. The Conversion Period set forth in this Section 2.1 shall be extended for the number of calendar days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) the Company’s registration statement on Form S-3, no. 333-138366 registering the resale of the shares of Common Stock underlying the September Debentures and Warrants (the “September Registration Statement”) is not effective or the prospectus included in such registration statement may not be used by the selling security holders named therein for the resale of the shares of Common Stock underlying the September Debentures and Warrants. By way of an example, if the prospectus included in the September Registration Statement is unavailable for 20 days prior to November 30, 2007, the Conversion Period would be extended to December 20, 2007. Notwithstanding the foregoing, a Purchaser shall not be required to convert such certain portion of its September Debenture to the extent that Section 4(c)(ii) of such debenture is violated by the resulting Common Stock issuance of such certain portion.”

Section 2.2 Waiver of Interest. Each Purchaser hereby agrees to waive interest on that portion of the principal amount of its September Debenture that it is agreeing to convert hereunder during period commencing on the date hereof through November 30, 2007 (the “Waiver Period”). For clarity and avoidance of doubt, the Purchasers are only waiving interest during the Waiver Period, and only on that portion of the principal amount of its September Debenture that it is agreeing to convert hereunder set forth under the heading “Remaining Principal Amount to be converted during the Conversion Period, as amended, as of August 31, 2007”on Schedule A hereto. Attached hereto as Schedule A next to the name of each Purchaser party hereto is (i) the original principal amount of such Purchaser’s September Debenture, (ii) the original principal amount subject to the Conversion Agreement and (iii) the remaining principal amount of the September Debenture to be converted by such Purchaser hereunder from the date hereof through November 30, 2007.

Section 2.3 Effect on September 2006 Purchase Agreement and February 2007 Purchase Agreement. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein. This Agreement shall not constitute a novation or satisfaction and accord of any Transaction Document.

Section 2.4 Filing of Form 8-K. Within 1 Trading Day of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby make the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

Section 3.2 Representations and Warranties of the Purchasers. The Purchaser hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. Such Purchaser represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the September 2006 Purchase Agreement.

Section 4.2 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.3 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the September 2006 Purchase Agreement.

Section 4.6 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:
Name:
Title:

[PURCHASER SIGNATURE PAGES TO ABPI

AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

SCHEDULE A

Name	Original Principal Amount of September Debenture	Original Amount Subject to Conversion Agreement	Remaining Principal Amount to be converted during the Conversion Period, as amended, as of August 31, 2007